Exhibit 4.1

FIRST AMENDMENT
TO
TAX BENEFITS PRESERVATION RIGHTS AGREEMENT

This FIRST AMENDMENT, dated as of September 24, 2013 (the “First Amendment”), to the Tax Benefits Preservation Rights Agreement, dated as of September 3, 2013 (as it may be amended from time to time as provided herein, the “Rights Agreement”), is entered into by and between Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent” which term shall include any successor Rights Agent hereunder). Capitalized terms contained herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

WHEREAS, Richard H. Pickup and RHP Trust, dated May 31, 2011 (“Pickup”) acquired additional shares of the Company’s Common Stock as reported on Form 4 filings filed with the Securities and Exchange Commission on September 18 and 20, 2013 (the “Richard Pickup Reported Purchases”), which resulted in Pickup exceeding its applicable Existing Holder Percentage;

WHEREAS, the Company desires to amend the Rights Agreement so that the Richard Pickup Reported Purchases do not affect any rights under the Rights Agreement;

WHEREAS, the Company desires to amend the Rights Agreement pursuant to Section 28 thereof;

WHEREAS, as of the date hereof, a Distribution Date (as defined in the Rights Agreement) has not occurred, and the Company has satisfied all requirements to effect an amendment to the Agreement without the approval of any holders of the Rights (as defined in the Rights Agreement); and

WHEREAS, pursuant to Section 28 of the Rights Agreement, any supplement or amendment that does not amend Sections 18, 19, 20, 21 or 28 or any other section of the Rights Agreement in a manner that is adverse to the Rights Agent will become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this First Amendment, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                      Amendments of Section 1.

(a)                                 The defined term “Existing Holder Percentage” set forth in Section 1 of the Rights Agreement is hereby amended by deleting such defined term in its entirety and replacing it with the following:

“Existing Holder Percentage” means, with respect to any Existing Holder, the percentage of the outstanding shares of Common Stock of the Company that such Existing Holder, together with all Affiliates and Associates of such Existing Holder, Beneficially Owns (including any Convertible Promissory Notes Due 2018 held by such Existing Holder) immediately prior to the first public announcement of the adoption of this Plan; provided, however, that with respect to Richard H. Pickup and RHP Trust, dated May 31, 2011 and together with all their Affiliates and Associates, the applicable Existing Holder Percentage shall include the Richard Pickup Reported Purchases; provided, further, however, that, in the event any Existing Holder shall sell, transfer, or otherwise dispose of any outstanding shares of Common Stock of the Company after the first public announcement of the adoption of this Plan, the Existing Holder Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Existing Holder, the lesser of (i) the Existing Holder Percentage as in effect immediately prior to such sale, transfer or disposition or (ii) the percentage of outstanding shares of Common Stock of the Company that such Existing Holder Beneficially Owns immediately following such sale, transfer or disposition.

(b)                                 The defined term “Triggering Event” set forth in Section 1 of the Rights Agreement is hereby amended by deleting such defined term in its entirety and replacing it with the following:

“Triggering Event” means any Section 11(a)(ii) Event or any Section 13 Event; provided, however, that no Triggering Event shall result solely by virtue of the Richard Pickup Reported Purchases.

(c)                                  Section 1 of the Rights Agreement is hereby amended by adding the following term in alphabetical order:

“Richard Pickup Reported Purchases” means purchases by Richard H. Pickup and RHP Trust, dated May 31, 2011 and together with all their Affiliates and Associates of shares of Common Shares as reported in Form 4 filings filed with the Securities and Exchange Commission on September 18 and 20, 2013.

2.                                      Amendment of Section 3. Section 3(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of the Richard Pickup Reported Purchases.”

3.                                      Amendment of Section 7(a).  Section 7(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, no Richard Pickup Reported Purchases shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise.”

4.                                      Amendments of Section 11(a).

(a)                                 Section 11(a)(i) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, no Richard Pickup Reported Purchases shall be deemed to cause the Rights to be adjusted in accordance with this Section 11.”

(b)                                 Section 11(a)(ii) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, no Richard Pickup Reported Purchases shall be deemed to cause the Rights to become exercisable in accordance with this Section 11.”

5.                                      Amendment of Section 13. Section 13 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, no Richard Pickup Reported Purchases shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with Section 13.”

6.                                      Amendment of Section 26(a). Section 26(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, no Richard Pickup Reported Purchases shall be deemed to require the Company to provide notice in accordance with this Section 26.”

7.                                      Amendment of Exhibit C: Form of Summary of Rights.  The last sentence f the first paragraph is hereby amended by deleting such sentence in its entirety and replacing it with the following sentence:

“The complete terms of the Rights are set forth in a Tax Benefits Preservation Rights Agreement (the “Rights Agreement”), dated as of September 3, 2013 (as it may be amended from time to time) between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.”

8.                                      Effectiveness. This First Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

9.                                      Miscellaneous. This First Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This First Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this First Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this First Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

ATTEST:		IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Todd R . Taylor	By:	/s/ William S. Ashmore
	Name: Todd R . Taylor		Name: William S. Ashmore
	Title: Chief Financial Officer		Title: President

CERTIFICATION AND INSTRUCTION TO RIGHTS AGENT: The officer of the Company whose duly authorized signature appears above certifies that this First Amendment is in compliance with the terms of Section 28 of the Rights Agreement and, on behalf of the Company, instructs the Rights Agent to enter into this First Amendment.

[Signature Page to First Amendment to Rights Agreement]

ATTEST:		AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Cindy Armenia	By:	/s/ Jennifer Donovan
	Name: Cindy Armenia		Name: Jennifer Donovan
	Title Relationship Manager		Title SVP

[Signature Page to First Amendment to Rights Agreement]